Exhibit 99.1

SIGA Technologies Receives NASDAQ Delisting Notification

Delisting Follows Litigation Related Bankruptcy Filing

NEW YORK, NY – SIGA Technologies, Inc. (“SIGA”), a company specializing in the development and commercialization of solutions for serious unmet medical needs and biothreats, announced that it received a letter today from the Hearings Advisor for The NASDAQ Stock Market LLC (“NASDAQ”), indicating that the NASDAQ Hearings Panel has determined to delist the shares of the Company from the NASDAQ Stock Market and accordingly, suspend trading in the Company’s shares effective at the open of business on March 20, 2015. SIGA expects its shares to continue to trade on the OTC Markets under the “SIGAQ” symbol .

On September 16, 2014, the Company received a letter from NASDAQ asserting the Company no longer met the continuing listing requirements necessary to maintain its listing on the NASDAQ Global Market as a consequence of the Company filing for relief under Chapter 11 of the United States Bankruptcy code. The Company’s Chapter 11 filing was precipitated by its ongoing litigation with PharmAthene, Inc.

For additional information on the OTC Markets, please visit www.otcmarkets.com.

About SIGA Technologies, Inc.

We are a company specializing in the development and commercialization of solutions for serious unmet medical needs and biothreats. Our lead product is Tecovirimat, also known as ST-246®, an orally administered antiviral drug that targets orthopoxviruses. While Tecovirimat is not yet licensed as safe or effective by the U.S. Food & Drug Administration, it is a novel small-molecule drug that is being delivered to the Strategic Stockpile under Project BioShield. For more information about SIGA, please visit SIGA's web site at www.siga.com.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, the enforceability of the BARDA Contract, the final resolution of our ongoing litigation with PharmAthene, Inc. Such forward-looking statements are subject to various known and unknown risks and uncertainties and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that potential products that appear promising to SIGA or its collaborators cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (ii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products, (iii) the risk that SIGA may not be able to obtain anticipated funding for its development projects or other needed funding, including from anticipated governmental contracts and grants, (iv) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (v) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (vi) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (vii) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent seeking or obtaining needed approvals to market these products, (viii) the risk that one or more protests could be filed and upheld in whole or in part or other governmental action taken, in either case leading to a delay of performance under the BARDA Contract or other governmental contracts, (ix) the risk that the BARDA Contract is modified or canceled at the request or requirement of the U.S. government, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that the changes in domestic and foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk that our outstanding indebtedness or chapter 11 case may make it more difficult to obtain additional financing, (xiv) the risk that our internal controls will not be effective in detecting or preventing a misstatement in our financial statements, (xv) the risk that some amounts received and recorded as deferred revenue may someday be determined to have been more properly characterized as revenue when received, (xvi) the risk that some amounts received and recorded as deferred revenue ultimately may not be recognized as revenue, (xvii) the risk that any appeal of the post-remand opinion may not be successful and that such post-remand opinion will be upheld in whole or in part, or that an appeal, if any, by SIGA may result in a different, less favorable ruling that could materially and adversely affect the Company, (xviii) the risk that any appeal may result in extended and expensive litigation, (xix) the risk that our continued litigation with PharmAthene, Inc. may impede SIGA’s efforts to continue to grow, (xx) the risk that SIGA may not be able to establish its intended positions or otherwise may not prevail in any further court proceedings with respect to the litigation with PharmAthene, and (xxi) the costs and expenses and other inherent uncertainty attendant to a chapter 11 case.

More detailed information about SIGA and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this presentation, is set forth in SIGA’s filings with the Securities and Exchange Commission, including SIGA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed on March 6, 2015, and in other documents that SIGA has filed with the SEC. SIGA urges investors and security holders to read those documents free of charge at the SEC’s web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from SIGA. Forward-looking statements are current only as of the date on which such statements were made, and except for our ongoing obligations under the United States of America federal securities laws, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

Contacts

Investor:
KCSA Strategic Communications
Todd Fromer, 212-896-1215
Tfromer@kcsa.com
or
Media:
Rubenstein Associates
Tisha Kresler, 212-843-8294
tkresler@rubenstein.com